Exhibit 99.3

The Chubb Corporation 2009 Update on Asbestos Reserves Date of release 01/28/2010

Forward Looking Statements The following materials contain "forward looking statements," including those relating to loss reserves and claim estimates, that are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or suggested by such statements. Such risks or uncertainties include but are not limited to those which may be noted more fully in the materials themselves, as well as those discussed or identified from time to time in The Chubb Corporation's public filings with the Securities and Exchange Commission. The Chubb Corporation assumes no obligation to update any forward-looking information set forth in the following materials, which speak as of January 28, 2010 or as otherwise specified in the materials. 2009AsbestosSlides012810

Contents Purpose of Updated Review Conclusions Evaluation Methodology Exposure Analysis Asbestos Payments and Reserves Three Year Reserve Comparison Summary 2009AsbestosSlides012810

Purpose of Review Reassess Chubb's ultimate liability regarding asbestos exposures using an internal analysis, supported by our independent outside consulting actuaries Determine appropriate reserve levels Ensure aggressive case management of asbestos claims manage our exposure identify trends or issues that may impact exposure Provide relevant substantive information needed by investors and rating agencies 2009AsbestosSlides012810

Conclusions Our 2009 analysis of asbestos liabilities concluded current net reserves are adequate The carried net reserve of $689M at 12/31/09 represents Chubb's best estimate of our ultimate asbestos liability This amount contemplates approximately a 5% reinsurance recoverable Net payments for asbestos liabilities in 2009 were $58M Reserves at 12/31/09 calculate to a 3 year survival ratio of 11.8 2009AsbestosSlides012810

Evaluation Methodology Chubb segmented its defendant policyholders into two groups Traditional defendant policyholders (Tiers 1 & 2) Those engaged in asbestos mining, manufacturing and building products industries Peripheral defendant policyholders (Tiers 3 & 4) Those who manufactured, distributed, or installed an asbestos-containing product or who owned or operated a facility where asbestos products were present 2009AsbestosSlides012810

Exposure Analysis Within these policyholder categories: All Tier 1 & 2 accounts and Tier 3 & 4 accounts with Chubb incurred losses of at least $3M or judged to have high potential exposure were evaluated individually. Claimant information and available coverage were reviewed for each defendant policyholder, including terms of coverage, policy limits and aggregate limits. Tier 3 & 4 accounts not individually evaluated were analyzed in the aggregate using statistical techniques. Factors considered include available coverage, claimant count, report year, bankruptcy, coverage dispute and case reserve amount. Future claims from unknown defendant policyholders were estimated based on claim reporting patterns and projected claim severities. 2009AsbestosSlides012810

Asbestos Payments & Reserves by Category # $ $ Traditional Defendants Tier 1 4 - 36 Traditional Defendants Tier 2 18 10 139 Peripheral Defendants Tiers 3 & 4 374 48 359 All Other 23 Reserves for future claims from unknown policyholders TBD - 132 ____ ____ ____ Total 396 58 689 No. of Open Total Net Net Asbestos Policy- Paid Reserves holders in 2009 At 12/31/09 At 12/31/09 ($ in millions) 2009AsbestosSlides012810

Asbestos Payments & Reserves by Category Total net asbestos reserves: $689M Case reserves of $311M Established by Claim Department on known claims IBNR reserves of $378M Includes provision for: potential reserve development on known defendant policyholders (development) future claims from unknown defendant policyholders (pure IBNR) future declaratory judgment actions and other litigation 2009AsbestosSlides012810

Asbestos Net Loss Reserve Comparison ($ in Millions) 2007 2008 Beginning Reserves $793 $789 Incurred Losses & LAE 0 75 CY Payments for Losses (28) (54) CY Payments for LAE (18) (17) Ending Reserves $747 $793 IBNR portion of Ending Reserves $436 $437 2009 $747 0 (38) (20) $689 $378 2009AsbestosSlides012810

Summary Chubb's asbestos net reserves of $689M at 12/31/09 are based on our 2009 analysis of our ultimate asbestos liabilities This reserve represents Chubb's best estimate of our ultimate asbestos liability This reserve amount is at full (undiscounted) value No consideration has been given for legislative or judicial relief The net reserve reflects a modest reinsurance recoverable amount of approximately 5% of the gross reserve 2009AsbestosSlides012810